UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2017

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 9, 2017, the Company announced the appointment of Ronald D. Ford, age 55, to the position of Senior Vice President and Chief Financial Officer, effective as of September 1, 2017. Mr. Ford will have oversight of global finance and accounting functions and will report to Donald R. Maier, the Company’s President and Chief Executive Officer.

Mr. Ford currently serves as Senior Vice President and Chief Financial Officer of Silgan Containers, a manufacturer and distributor of metal food containers in North America. Prior to joining Silgan Containers in 2010, Mr. Ford served in various senior executive officer capacities at St. Clair Vision and Wells Real Estate Funds, as well as at other companies. He earned a bachelor’s degree at the University of Tennessee, a master’s degree at Vanderbilt University, and an executive doctorate at Case Western Reserve University.

There are no familial relationships between Mr. Ford and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor does Mr. Ford hold any directorships with any other public or investment company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Mr. Ford, or his immediate family members, had or will have a direct or indirect material interest.

Pursuant to the terms of an offer of employment letter, effective upon the commencement of his employment with the Company on September 1, 2017, Mr. Ford will:

•	receive an annualized base salary of $450,000, prorated for service during 2017;

•	be eligible to earn an annual incentive target bonus award opportunity of 70% of his annual base salary under the Company’s Annual Incentive Program, prorated for service during 2017;

•	based on performance measures approved by the Management Development and Compensation Committee of the Board of Directors and subject to adjustment based on performance

•	gross incentive payment for 2017 will be either (i) Mr. Ford’s target bonus of 70% of his actual base salary after the adjustment for individual performance and leadership behaviors or (ii) $300,000.00, whichever is greater, which payment is contingent upon Mr. Ford’s active employment with the Company on the date of distribution.

•	be eligible to participate in the Company’s 2016 Long-term Incentive Plan (“LTIP”), as amended and restated, with a targeted award value of up to 120% of his annual base salary;

•	receive an initial LTIP grant of performance-based restricted stock units with a targeted value of up to 120% of his annual base salary which will vest in early 2020 based on company performance through December 31, 2019, consistent with the grant made to other similarly situated executives in March 2017;

•	receive a one-time special grant of time-based restricted stock units with an award value of $540,000 which shall vest in three (3) approximately equal installments, commencing on the first anniversary of the grant date and continuing on the second and third anniversaries of the grant date; the amount of restricted stock units underlying the one-time grant shall be determined based on the closing price of the Company’s common stock as reported by the New York Stock Exchange on the grant date;

•	enter into the Company’s standard form of Change in Control and Severance Agreement and Indemnification Agreement; and

•	be eligible to participate in the Company’s Severance Pay Plan for Executive Employees.

Kimberly Z. Boscan, the Company’s current Interim Chief Financial Officer, Vice President and Controller, will remain in that position until September 1, 2017, at which time she will resume her role as the Company’s Vice President and Controller.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 9, 2017, the Company issued a press release announcing the appointment of Ronald D. Ford to the position of Senior Vice President and Chief Financial Officer, effective as of September 1, 2017. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc. dated August 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi Senior Vice President, General Counsel & Secretary

Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Armstrong Flooring, Inc., dated August 9, 2017